UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  May 15, 2003

THE GOLDFIELD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7525	88-0031580
(Commission File Number)	(I.R.S. Employer Identification No.)

(321) 724-1700
(Registrant's Telephone Number, Including Area Code)

100 Rialto Place, Suite 500, Melbourne, Florida	32901
(Address of Principal Executive Offices)	(Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure

The following information is furnished pursuant to Item 12. "Disclosure of Results of Operations and Financial Condition."

On May 15, 2003, The Goldfield Corporation issued a press release announcing its earnings for the first quarter of fiscal year 2003. The information set forth in this release shall be deemed furnished pursuant to Item 12. Additionally, as provided in SEC Release No. 33-8216, this information (including the exhibit hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.  A copy of the press release is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GOLDFIELD CORPORATION

By: /s/ Stephen R. Wherry
Name: Stephen R. Wherry
Title: Vice President, Finance and Chief Financial Officer (Principal Financial Officer), Treasurer and Principal Accounting Officer

Dated:  May 15, 2003

INDEX TO EXHIBITS

Number      Description

99-1           Press Release dated May 15, 2003.